Exhibit 99.1

                                         FIRST QUARTER

DEAR SHAREHOLDER

GLADE M. KNIGHT

Since the beginning of the year, Apple REIT Nine, Inc. has grown by an additional four hotels and a new asset that we believe will enhance our program. The Company’s portfolio now includes 25 hotels with 2,887 guestrooms in 11 states and 113 parcels of land in Ft. Worth, Texas used for the production of natural gas. Although hotel operations reflected challenging conditions in the majority of our markets, I have confidence in the accomplishments of our acquisitions team, our balance sheet and our potential for future growth.

On April 7, 2009, Apple REIT Nine purchased approximately 417 acres of land located on 113 sites in the Ft. Worth area for approximately $147 million. As part of the acquisition, Apple REIT Nine entered into a 40-year lease agreement with Chesapeake Energy Corporation, one of the nation’s largest independent producers of natural gas, under which Chesapeake is using the sites for natural gas production and has agreed to pay Apple REIT Nine an initial annual lease rate of approximately $15.5 million (or a 10.5 percent return on the initial investment) for the first five years with a 10 percent increase in the annual lease rate every five years for the next 30 years. Payments are required to be made monthly in advance. Although this acquisition is a shift from the Company’s typical hotel purchases, we believe the overall performance of our real estate portfolio will benefit from its steady income potential. This acquisition does not represent a change in strategy—the core of our acquisitions will remain hotels—however we will continue to look for unique opportunities that will provide our investors with the highest possible returns and protect shareholder principal.

Since the beginning of the year, Apple REIT Nine has closed on a total of four hotels, including a 95-room Hampton Inn & Suites® located in the attractive Pier Park Area of Panama City Beach, Florida. The Company also purchased: a 93-room Hampton Inn® in Round Rock, a suburb of Austin, Texas, convenient to major corporate headquarters; a 124-room Hampton Inn® in Northwest Austin, less than 10 minutes from the University of Texas; and a 97-suite Homewood Suites by Hilton® also in Northwest Austin. The Company also acquired approximately two acres of land in Alexandria, Virginia, a Washington, D.C. suburb, for the development of a SpringHill Suites® by Marriott® later this year. The D.C. market is one of the most resilient in the United States.

For the three-month period ending March 31, 2009, performance at the hotels within the Apple REIT Nine portfolio was reflective of the national economic downturn. During the first quarter of this year, our hotels had an average daily rate (ADR) of $114 and an average occupancy rate of 64 percent, which resulted in revenue per available room (RevPAR) of $73. Modified funds from operations for the first quarter of 2009 totaled $5.2 million or $0.11 per share. The upcoming spring and summer months typically mark busier seasons for the hotel industry. We anticipate that the hotels within the Apple REIT Nine portfolio will follow similar industry trends in addition to the performance growth that we typically see following acquisition.

Apple REIT Nine is currently benefiting from its ability to buy into markets at price levels the hotel industry has not experienced in many years. Our diversification into a new form of income-producing real estate further strengthens our ability to weather these challenging times and grow the value of your investment over the long term. Industry analysts are currently predicting that hotel operations are nearing the bottom of the downturn and we could see improvement in performance by the end of the year. As always, thank you for your investment.

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

Three months ended March 31, 2009
(In thousands except statistical data)
REVENUES
Room revenue	$16,637
Other revenue	2,046
Total revenues	$18,683

EXPENSES
Direct operating expense	$4,854
Other hotel operating expenses	7,677
General and administrative	839
Depreciation	2,652
Acquisition related costs	1,028
Interest expense (income), net	83
Total expenses	$17,133

NET INCOME	$1,550
Net income per share	$0.03

MODIFIED FUNDS FROM OPERATIONS (A)
Net income	$1,550
Depreciation of real estate owned	2,652
Funds from operations	4,202
Acquisition related cost	1,028
Modified FFO	$5,230
FFO per share	$0.09
Modified FFO per share	$0.11

WEIGHTED-AVERAGE SHARES OUTSTANDING	45,554

OPERATING STATISTICS
Occupancy	64%
Average daily rate	$114
RevPAR	$73
Number of hotels	23
Dividends per share	$0.22

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	March 31, 2009	December 31, 2008
ASSETS
Investment in real estate, net	$373,355	$346,423
Cash and cash equivalents	155,767	75,193
Other assets	14,543	10,003
Total assets	$543,665	$431,619

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$42,682	$38,647
Other liabilities	1,403	3,232
Total liabilities	44,085	41,879
Total shareholders’ equity	499,580	389,740
Total liabilities & shareholders’ equity	$543,665	$431,619

(A) Modified funds from operations (MFFO) is defined as net income (computed in accordance with generally accepted accounting principles –GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization, plus costs associated with the acquisition of real estate. The company considers MFFO in evaluating property acquisitions and its operating performance and believes that MFFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. MFFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at March 31, 2009 and the results of operations for the interim period ended March 31, 2009. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Nine, Inc. 2008 Annual Report.

MARKET DIVERSITY
Portfolio of hotels

STATE / CITY
ARIZONA
Tucson
CALIFORNIA
Santa Clarita (4)
COLORADO
Pueblo
FLORIDA
Fort Lauderdale, Panama City
MISSISSIPPI
Hattiesburg
NORTH CAROLINA
Charlotte, Durham
OHIO
Cleveland/Twinsburg
PENNSYLVANIA
Pittsburgh
TENNESSEE
Jackson (2)
TEXAS
Austin (2), Austin/Round Rock, Beaumont,
Dallas/Allen (2), Dallas/Duncanville,
Dallas/Lewisville, Frisco
VIRGINIA
Bristol

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX

INVESTOR INFORMATION
For additional information about the
company, please contact: Kelly Clarke,
Director of Investor Services
804-727-6321 or
KClarke@applereit.com

CORPORATE PROFILE

Apple REIT Nine, Inc. is a real estate investment trust (REIT) focused on the acquisition and ownership of income-producing real estate that generates attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn & Suites® brands. As of April 30, 2009, the Apple REIT Nine portfolio consisted of 25 hotels with a total of 2,887 guestrooms in 11 states and 113 parcels of land leased to a third party.

MISSION

Apple REIT Nine, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: HILTON GARDEN INN, FRISCO, TX

BACK: HILTON GARDEN INN, FRISCO, TX; HILTON GARDEN INN, TUCSON, AZ; COURTYARD, SANTA CLARITA, CA

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Courtyard® by Marriott®”, Fairfield Inn® by Marriott®”, “SpringHill Suites® by Marriott®”, and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Nine, Inc. or otherwise. Marriott is not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Nine offering and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Nine shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®”, “Hampton Inn & Suites®,” “Hilton Garden Inn®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references to “Hilton” mean Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Nine, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Nine offering and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Nine shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.